Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-166578 of our report dated November 30, 2009, relating to the consolidated financial statements of Capitol Federal Financial appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Kansas City, Missouri
June 22, 2010